Exhibit 99-48
TWENTIETH AMENDMENT TO TRUST AGREEMENT BETWEEN
FIDELITY MANAGEMENT TRUST COMPANY AND
DTE ENERGY COMPANY
     THIS TWENTIETH AMENDMENT, dated as of the thirtieth day of April, 2008, by and between Fidelity Management Trust Company (the “Trustee”) and DTE Energy Company (the “Sponsor”);
WITNESSETH:
     WHEREAS, the Trustee and Sponsor heretofore entered into a Master Trust Agreement dated June 30, 1994, with regard to DTE Energy Company Savings and Stock Ownership Plan, The Detroit Edison Savings & Investment Plan for Employees Represented by Local 17 of the International Brotherhood of Electrical Workers, The Detroit Edison Savings & Investment Plan for Employees Represented by Local 223 of the Utility Workers Union of America, and the MichCon Savings and Stock Ownership Plan (collectively and individually, the “Plan”); and
     WHEREAS, the Sponsor has informed the Trustee that the name of the “MichCon Savings and Stock Ownership Plan” was incorrectly documented in the 13th Amendment, dated December 21, 2001, it is hereby corrected to the “MichCon Investment and Stock Ownership Plan.” All references to the “MichCon Savings and Stock Ownership Plan” are henceforth corrected to the “MichCon Investment and Stock Ownership Plan;” and
     WHEREAS, the Eighteenth Amendment, dated July 31, 2007, removing the Fidelity Retirement Money Market Portfolio applied only to the DTE Energy Company Savings and Stock Ownership Plan; and
     WHEREAS, the Sponsor hereby directs the Trustee, in accordance with Section 8(c), of the Master Trust Agreement, as follows: (i) effective as of the close of business on April 30, 2008, to liquidate all participant balances held in the Fidelity Retirement Money Market Portfolio at its net asset value on such day, and to invest the proceeds in the Fidelity Institutional Money Market Fund at its net asset value on such day; (ii) to redirect all participant contributions directed to the Fidelity Retirement Money Market Portfolio effective the close of business on April 30, 2008, to be invested in the Fidelity Institutional Money Market Fund and, (iii) to permit no further investments in the Fidelity Retirement Money Market Portfolio as an investment option for the Plan after April 30, 2008. The parties hereto agree that the Trustee shall have no discretionary authority with respect to this sale and transfer directed by the Sponsor. Any variation from the procedure described herein may be instituted only at the express written direction of the Sponsor; and
     WHEREAS, the Sponsor hereby directs the Trustee, in accordance with Section 8(c), of the Master Trust Agreement, as follows: (i) effective as of the close of business on April 30, 2008, to liquidate all participant balances held in the Morgan Stanley Institutional Trust Mid Cap Growth Portfolio-Class P at its net asset value on such day, and to invest the proceeds in the Morgan Stanley Institutional Trust Mid Cap Growth Portfolio-Class I at its net asset value on such day; (ii) to redirect all participant contributions directed to the Morgan Stanley Institutional Trust Mid Cap Growth Portfolio-Class P Fund effective the close of business on April 30, 2008, to be invested in the Morgan Stanley Institutional Trust Mid Cap Growth Portfolio-Class I; and, (iii) to permit no further investments in the Morgan Stanley Institutional Trust Mid Cap Growth Portfolio-Class P as an investment option for the Plan after April 30, 2008. The parties hereto agree that the Trustee shall have no discretionary authority

DTE Energy Company	Confidential Information
20TH Amendment – Master Trust

with respect to this sale and transfer directed by the Sponsor. Any variation from the procedure described herein may be instituted only at the express written direction of the Sponsor; and
     WHEREAS, the Sponsor now desires, and hereby directs the Trustee, in accordance with Section 8(c), of the Master Trust Agreement, effective at the close of business on July 31, 2008, to liquidate all participant balances held in the Funds in Column I at their net asset value on such day, and to invest the proceeds in the corresponding Fund in Column II at their net asset value on such day; and (ii) effective close of business on April 30, 2008, to redirect all Participant contributions directed to the Funds in Column I at their net asset value on such day, and to invest the proceeds in the corresponding fund in Column II at their net asset value on such day; and (iii) effective close of business on April 30, 2008, to permit no new investments in the Funds in Column I.

Moving
Column I	to...	Column II
Fidelity Freedom Income Fund®	=>	T. Rowe Price Retirement Income Fund
Fidelity Freedom 2000 Fund®	=>	T. Rowe Price Retirement 2005 Fund
Fidelity Freedom 2010 Fund®	=>	T. Rowe Price Retirement 2010 Fund
Fidelity Freedom 2020 Fund®	=>	T. Rowe Price Retirement 2020 Fund
Fidelity Freedom 2030 Fund®	=>	T. Rowe Price Retirement 2030 Fund
Fidelity Freedom 2040 Fund®	=>	T. Rowe Price Retirement 2040 Fund
Western Asset Core Plus Bond Portfolio-FI
Class (f/k/a/ Western Asset Core
Portfolio-Institutional Class)	=>	Western Asset Core Plus Bond Portfolio
Dodge & Cox Income Fund	=>	Western Asset Core Plus Bond Portfolio
Goldman Sachs High Yield Fund — Institutional Class	=>	Western Asset Core Plus Bond Portfolio
Wellington Trust Company Large Cap Value Fund	=>	Eaton Vance Large-Cap Value Fund — Class I
Fidelity Growth & Income Portfolio	=>	Fidelity Contrafund®
Fidelity Magellan® Fund	=>	Fidelity Contrafund®
Putnam Voyager Fund – Class Y	=>	Fidelity Growth Company Fund
Fidelity Blue Chip Growth Fund	=>	Fidelity Growth Company Fund
Goldman Sachs Structured Small Cap Equity
Fund – Institutional Class (f/k/a Goldman
Sachs CORE Small Cap Equity Fund –
Institutional Class)	=>	Pyramis Small/Mid Cap Core Collective Trust
The parties hereto agree that the Trustee shall have no discretionary authority with respect to these above listed redirections directed by the Sponsor. Any variation from the procedure described herein may be instituted only at the express written directions of the Sponsor;
     WHEREAS, the Trustee and the Sponsor now desire to amend said Trust Agreement as provided for in Section 14 thereof;
     NOW THEREFORE, in consideration of the above premises, the Trustee and the Sponsor hereby amend the Trust Agreement by:
(1)	Effective December 21, 2001, amending all references to the “MichCon Savings and Stock Ownership Plan” by replacing it with the “MichCon Investment and Stock Ownership Plan.”

DTE Energy Company	Confidential Information
20TH Amendment — Master Trust

(2)	Amending Section 1, Definitions, to add the following:
(r)	“Group Trust”
“Group Trust” shall mean a group trust for qualified plans sponsored by the Trustee, Pyramis Global Advisers Trust Company (“PGATC”), or any of their affiliates.
(3)	Restating Section 5(g) “Participation in the Collective Investment Funds Managed by the “Trustee” as follows:
(g)	Participation in Collective Investment Funds Managed by the Trustee
To the extent that the Named Fiduciary selects an investment option a commingled investment fund of the Group Trust, the Sponsor hereby (A) acknowledges that it has received from the Trustee a copy of the Group Trust, the Participation Agreement for the Group Trust, and the Declaration of Separate Fund for each separate fund of the Group Trust selected by the Named Fiduciary, and (B) adopts as part of this agreement the terms of the Group Trust, the Participation, and the Declaration of Separate Fund for each separate fund of the Group Trust selected by the Named Fiduciary.
(4)	Amending Section 5(h), Outside Managed Collective Investment Funds, by restating as follows:
All transactions involving Alliance Bernstein: Bernstein International Value, Barclays Global Investors US Debt Index Fund, Barclays Global Wilshire 4500 Fund and Western Asset Core Plus Bond Portfolio shall be done in accordance with separate operating procedures between the Trustee and the fund provider.
(5)	Amend Section 5(i) (ii) Trustee Powers, by restating as follows:
(ii) To invest all or any part of the assets of the Trust in investment contracts and short term investments (including interest bearing accounts with the Trustee or money market mutual funds advised by affiliates of the Trustee) and in any collective investment trust or group trust, including any collective investment trust or group trust maintained by the Trustee, which then provides for the pooling of the assets of plans described in Section 401(a) and exempt from tax under Section 501(a) of the Code, or any comparable provisions of any future legislation that amends, supplements, or supersedes those sections, provided that such collective investment trust or group trust is exempt from tax under the Code or regulations or rulings issued by the Internal Revenue Service. The provisions of the document governing such collective investment trusts or group trusts, as it may be amended from time to time, shall govern any investment therein and are hereby made a part of this Trust Agreement.

DTE Energy Company	Confidential Information
20TH Amendment — Master Trust

(6)	Effective December 21, 2001, amending the “Phantom Fund investment options” portion of Schedule “A” to add the following:
•	Fidelity Freedom Income Fund®

•	Fidelity Freedom 2000 Fund®

•	Fidelity Freedom 2010 Fund®

•	Fidelity Freedom 2020 Fund®

•	Fidelity Freedom 2030 Fund®
(7)	Effective July 31, 2007, amending the “Investment Options” portion of Schedules “A” and “C” to add the following:
•	Fidelity Retirement Money Market Portfolio (for the Detroit Edison Savings & Investment Plan for Employees Represented by Local 17 of the International Brotherhood of Electrical Workers, The Detroit Edison Savings & Investment Plan for Employees Represented by Local 223 of the Utility Workers Union of America and the MichCon Savings And Stock Ownership Plan)
(8)	Effective close of business April 30, 2008, amending the “Investment Options” portion of Schedules “A” and “C” to add the following:
•	T. Rowe Price Retirement Income Fund

•	T. Rowe Price Retirement 2005 Fund

•	T. Rowe Price Retirement 2010 Fund

•	T. Rowe Price Retirement 2020 Fund

•	T. Rowe Price Retirement 2030 Fund

•	T. Rowe Price Retirement 2040 Fund

•	T. Rowe Price Retirement 2050 Fund

•	Barclays Global Investors US Debt Index Fund

•	Barclays Global Wilshire 4500 Fund

•	Eaton Vance Large-Cap Value Fund – Class I

•	WHG SMid Cap Fund – Institutional

•	Pyramis Small/Mid Cap Core Collective Trust

•	Alliance Bernstein: Bernstein International Value Equity Fund

•	Julius Baer International Equity II Fund – Class I

•	PIMCO All Asset Fund – Institutional Class

•	Morgan Stanley Institutional Fund Trust: Mid Cap Growth Portfolio-Class I Shares

•	Western Asset Core Plus Bond Portfolio
(9)	Effective close of business April 30, 2008, amending the “Investment Options” portion of Schedules “A” and “C” by removing the following:
•	Fidelity Retirement Money Market Portfolio (for the Detroit Edison Savings & Investment Plan for Employees Represented by Local 17 of the International Brotherhood of Electrical Workers, The Detroit Edison Savings & Investment Plan for Employees Represented by Local 223 of the Utility Workers Union of America and the MichCon Savings And Stock Ownership Plan)

DTE Energy Company	Confidential Information
20TH Amendment — Master Trust

•	Morgan Stanley Institutional Fund Trust Mid Cap Growth Portfolio-Advisor Class Shares
(10)	Effective close of business July 31, 2008, amending the “Fund Investment Options” portion of Schedules “A” and “C” by removing the following:
•	Fidelity Freedom Income Fund

•	Fidelity Freedom 2000 Fund

•	Fidelity Freedom 2010 Fund

•	Fidelity Freedom 2020 Fund

•	Fidelity Freedom 2030 Fund

•	Fidelity Freedom 2040 Fund

•	Western Asset Core Bond Portfolio–Institutional Class

•	Dodge and Cox Income Fund

•	Goldman Sachs High Yield Fund – Institutional Class

•	Wellington Trust Company Large Cap Value Fund

•	Fidelity Growth & Income Portfolio

•	Fidelity Magellan Fund

•	Putnam Voyager Fund – Y Class

•	Fidelity Blue Chip Growth Fund

•	Goldman Sachs CORE Small Cap Equity Fund-Institutional Class
(11)	Effective close of business April 30, 2008, amending Schedule “C” to restate the last paragraph, as follows:
The Named Fiduciary hereby directs that for Plan assets allocated to a Participant’s account to the extent the Plan allows, the investment option referred to in Section 5(c) shall be the T. Rowe Price Retirement Fund determined according to a methodology selected by the Named Fiduciary and communicated to the Trustee in writing. In the case of unallocated Plan assets, the termination or reallocation of an investment option or Plan assets described in 5(e)(vii)(B)(5), the Plan’s default investment shall be Fidelity Institutional Money Market Fund.
(12)	Effective close of business April 30, 2008, deleting “Operating Procedures Agreement” for Wellington Trust “Schedule “K:”
     IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Twentieth Amendment to be executed by their duly authorized officers effective as of the day and year first above written. By signing below, the undersigned represent that they are authorized to execute this document on behalf of the respective parties. Notwithstanding any contradictory provision of the agreement that this document amends, each party may rely without duty of inquiry on the foregoing representation.

DTE ENERGY COMPANY			FIDELITY MANAGEMENT TRUST COMPANY

By:	/s/ Elizabeth Pochini	4/29/2008	By:	/s/ Carolyn Redder	5/26/2008

	Authorized Signatory	Date		FMTC Authorized Signatory	Date

DTE Energy Company	Confidential Information
20TH Amendment – Master Trust